Exhibit 99.1

Investor Contact:	Sales and Marketing Contact:
Bonnie Ortega	Hanna Wagari
VP, Corporate Communications	VP, Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM ANNOUNCES EXCELLAGEN PRESENTATION AT THE

SYMPOSIUM ON ADVANCED WOUND CARE SPRING 2013 MEETING

SAN DIEGO, CA – April 30, 2013—Cardium Therapeutics (NYSE MKT: CXM) today announced that the Company will present a poster demonstrating the clinical benefits of Excellagen® in advanced regenerative wound management at The Symposium on Advanced Wound Care and Wound Healing Society (SAWC/WHS) meeting to be held May 1-5, 2013, in Denver, Colorado. The presentation titled “Accelerated Granulation and Healing of Problematic Post-Surgical Wounds with Formulated Collagen Gel 2.6%” was authored by Steven Smith, M.D., Mohs Surgeon, of Wellesley, MA, and will be presented by Lois Chandler, Ph.D., Cardium’s Vice President of Biologics Development. The presentation highlights Excellagen’s capability of promoting rapid granulation and complete healing in three difficult and complex post-surgical wounds, including Mohs surgery and wound dehiscence, and concluded that Excellagen eliminated the need for costly secondary reconstruction and/or skilled nursing care. The poster presentation can be viewed at www.excellagen.com/meetings-and-publications.html.

The 2013 Spring SAWC/WHS meeting provides Cardium with the opportunity to showcase its Excellagen advanced wound care product to more than 2,000 attendees, including physicians, podiatrists, nurses, therapists and researchers, who specialize in wound management. Medical professionals and distributors can learn more about Excellagen by visiting Cardium’s representatives at Booth 1013.

About Excellagen

Excellagen is a novel syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen gel that functions as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen gel formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals. Already-established standard CPT® procedure reimbursement codes may apply when Excellagen is used with surgical debridement procedures and through the DRG reimbursement system for in-hospital surgical procedures. Cardium is also moving forward with the reimbursement process for Excellagen with the Centers for Medicare & Medicaid Services (CMS) and private insurance providers.

There have been important, positive findings reported by physicians using Excellagen as part of Cardium’s physician sampling, patient outreach and market “seeding” programs. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that awareness of and interest in Excellagen can be effectively enhanced through professional symposia or otherwise; that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that product reimbursement will be obtained; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our exchange listing compliance can be maintained; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that efforts to broaden commercialization of Excellagen outside of the United States will be successful; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that the FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics, the conduct of human clinical trials and the introduction of new products, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands® is a trademark of To Go Brands, Inc.

Other trademarks belong to their respective owners.